Exhibit 10.1

Execution Copy
TRA REPURCHASE AGREEMENT
This TRA REPURCHASE AGREEMENT (this “Agreement”), dated as of December 31, 2021 (the “Effective Date”), is hereby entered into by and between Vertiv Holdings Co, a Delaware corporation (the “Corporate Taxpayer”), and VPE Holdings, LLC, a Delaware limited liability company (the “Stockholder” and, together with the Corporate Taxpayer, collectively, the “Parties”), with reference to that certain Tax Receivable Agreement, dated as of February 7, 2020, by and between the Corporate Taxpayer and the Stockholder (the “Tax Receivable Agreement”). Capitalized terms used in this Agreement that are not defined herein have the meanings assigned to such terms in the Tax Receivable Agreement.
RECITALS
WHEREAS, on December 10, 2019, the Corporate Taxpayer, the Stockholder and certain other Persons signatory thereto entered into the Merger Agreement;
WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Parties entered into the Tax Receivable Agreement;
WHEREAS, the Tax Receivable Agreement provides for certain Tax Benefit Payments and other payments by the Corporate Taxpayer to the Stockholder from time to time; and
WHEREAS, the Parties desire to terminate the Tax Receivable Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
Section 1.Repurchase and Termination. Effective as of 5:00 pm, eastern time, on the date of receipt by the Stockholder of the Repurchase Price (as defined below) in full (the “Repurchase Date”), the Tax Receivable Agreement shall, without any further action of the Parties or any other Person, terminate and no longer be outstanding (the “Repurchase”). From and after the Effective Date, no Tax Benefit Schedule shall be delivered, and no Tax Benefit Payment, Deferred Payment or other applicable payments shall be made or due in respect of the Tax Receivable Agreement, to the Stockholder, except for the payment of the Repurchase Price by the Corporate Taxpayer to the Stockholder, which is required to be paid as and when provided in Section 2, with the First Installment Payment and Second Installment Payment (each as defined below) together being deemed by the Parties to satisfy all obligations under the Tax Receivable Agreement. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of any Realized Tax Benefit or Detriment for Taxable Years beginning after the Effective Date.
Section 2.Repurchase Price. As consideration for the termination of the Tax Receivable Agreement, the Corporate Taxpayer shall pay to the Stockholder One Hundred Million Dollars ($100,000,000.00) (the “Repurchase Price”), of which (a) $50 million (the “First Installment Payment”) shall be due and payable on or prior to 11:00 am, eastern time, on Wednesday, June 15, 2022 (the “First Installment Payment Date”), and (b) $50 million (the “Second Installment Payment” and, together with the First Installment Payment, each an “Installment Payment”) shall be due and payable on or prior to 11:00 am, eastern time, on Thursday, September 15, 2022 (the “Second Installment Payment Date” and, together with the First Installment Payment Date, each a “Payment Date”). Each Installment Payment shall be paid in cash by wire or Automated Clearing House transfer of immediately available funds to the bank account of the Stockholder set forth on Annex A attached hereto. The obligation to make an applicable Installment Payment on an applicable Payment Date shall not be subject to any grace periods or right of deferral, time being of the essence in this regard, and shall not be subject to subordination to Senior Obligations.
Section 3.Change in Control. If the Corporate Taxpayer undergoes a Change in Control prior to the Repurchase Date, all then unpaid Installment Payments (together with any accrued interest thereon) of the Corporate Stockholder under this Agreement shall immediately accelerate and by payable concurrently with the consummation of such Change in Control (and references herein to a Payment Date shall be deemed to mean the time and date of such consummation of such Change in Control) and the Tax Receivable Agreement shall terminate and be of no further force and effect immediately upon the payment of such Installment Payments (together with any accrued interest thereon).
Section 4.Waiver and Acknowledgment. The Parties hereby (i) waive any notice requirements or other rights set forth in the Tax Receivable Agreement that may be applicable to the Repurchase (or any terms thereof), (ii) acknowledge and agree that the provisions of Article IV of the Tax Receivable Agreement shall not apply to the Repurchase (or any terms thereof), which shall solely be governed by the terms and conditions set forth in this Agreement, and that the Repurchase (or any terms thereof) shall not constitute or give rise to an Early Termination Payment, (iii) the confidentiality obligations of the Stockholder provided for under Section 7.12 of the Tax Receivable Agreement shall survive the termination of the Tax Receivable Agreement and terminate on the first anniversary of the Repurchase Date, (iv) following the Effective Date, no payments under the Tax Receivable Agreement shall be made or owed by the Corporate Taxpayer to the Stockholder, except for the payment of the Installment Payments (and any accrued interest thereon), and (v) following payment in full of the Repurchase Price, the Tax Receivable Agreement shall terminate, cease to be effective and be of no further force or effect, except as expressly provided in the foregoing clause (iii). For the avoidance of doubt, the Installment Payments are payments made in respect of the Tax Receivable Agreement, are intended to be TRA Rights (as such term defined in the Merger Agreement), and notwithstanding anything herein to the contrary, the Parties shall treat the payment of the Repurchase Price as constituting part of the Total Consideration (as defined in the Merger Agreement) for all applicable Tax purposes, including for U.S. federal income tax purposes, unless, and then to the extent, otherwise required by a Determination.
Section 5.Representations and Warranties.
5.1.The Corporate Taxpayer has the power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by at least a majority of the disinterested members of the Board, and has been duly executed and delivered by the Corporate Taxpayer. The Installment Payments are permitted payments under the terms of all Senior Obligations. The execution, delivery and performance of this Agreement do not require the Corporate Taxpayer to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any Law applicable to the Corporate Taxpayer or other governing documents or any agreement or instrument to which the Corporate Taxpayer is a party or by which such party is bound. This Agreement is valid, binding and enforceable against the Corporate Taxpayer in accordance with its terms.
5.2.The Stockholder has the power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, and has been duly executed and delivered, by the Stockholder. The execution, delivery and performance of this Agreement do not require the Stockholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any Law applicable to the Stockholder or other governing documents or any agreement or instrument to which the Stockholder is a party or by which such party is bound. This Agreement is valid, binding and enforceable against the Stockholder in accordance with its terms.
Section 6.Default; Remedies. In the event of a material breach by the Corporate Taxpayer of any of its material obligations under this Agreement, whether as a result of failure to make any payment when due pursuant to the terms of this Agreement, failure to honor any other material obligation required hereunder or by operation of Law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise (any such event, a “Default”), then all obligations hereunder shall be accelerated and immediately due and payable, and shall accrue interest at the Default Rate from and after the date of the occurrence of such Default until such obligations (and all accrued interest thereon) are paid in full. All computations using the Default Rate shall use the “Actual/360” day count convention. Notwithstanding anything herein to the contrary, if at any time the applicable Default Rate shall exceed the Maximum Rate, the Default Rate shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation shall be paid (together with interest calculated at the Default Rate with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation. If at the time that a Tax Benefit Schedule is due to be delivered to the Stockholder under the Tax Receivable Agreement and as of such time an Installment Payment (including required interest thereon, if any) is due but has not been paid in full, such Tax Benefit Schedule shall be delivered in accordance with the terms of the Tax Receivable Agreement; provided, that no payment by the Corporate Taxpayer in respect of such Tax Benefit Schedule shall be required.
Section 7.Miscellaneous.
7.1.Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by e-mail (with a confirmatory copy delivered overnight by a nationally recognized courier), or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
If to the Corporate Taxpayer, to:
Vertiv Holdings Co
1050 Dearborn Drive
Columbus, OH 43085
Attention: Stephanie Gill, Chief Legal Counsel
Email: stephanie.gill@vertiv.com
If to the Stockholder, to:
c/o VPE Holdings, LLC
360 North Crescent Drive, South Bldg.
Beverly Hills, CA 90210
Attention: Mary Ann Sigler, President
Email: msigler@platinumequity.com
Any Party may change its address or e-mail by giving the other Party written notice of its new address or fax number in the manner set forth above.

7.2.The Parties have participated collectively in the negotiation and drafting of this Agreement. Accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted collectively by the Parties, and that no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
7.3.This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of such document signed by the other Parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.
7.4.This Agreement, together with the Merger Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
7.5.If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
7.6.No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and the Stockholder. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (except to the extent expressly provided by this Agreement).
7.7.This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
7.8.This Agreement shall amend and supplement the Tax Receivable Agreement and shall form a part of the Tax Receivable Agreement for all purposes. Except as expressly amended hereby, each term, provision, exhibit and schedule of the Tax Receivable Agreement is hereby ratified and confirmed and remains in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.
CORPORATE TAXPAYER:

VERTIV HOLDINGS CO

By:	/s/ Rob Johnson
Name: Rob Johnson
Title: Chief Executive Officer

STOCKHOLDER:

VPE HOLDINGS, LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President